Exhibit 99.1

E-CENTIVES ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2003

ANNOUNCES KEY CONTRACT RENEWAL; CONTINUED REVENUE GROWTH FOR THE CONSUMER REVIEW BUSINESS UNIT; 6% SEQUENTIAL REVENUE GROWTH; NARROWER SEQUENTIAL NET LOSS AND ADJUSTED EBITDA LOSSES

BETHESDA, MD; NOVEMBER 14, 2003 - E-centives, Inc. (SWX: ECEN), a leading provider of online direct marketing technologies and services for global marketers, today announced financial results for the third quarter and first nine months of 2003:

BUSINESS HIGHLIGHTS

     o Renewed a major IDBM (Interactive Database Marketing) system contract with Reckitt Benckiser, the world's number one household cleaning products company, with such leading global brands as LYSOL(R)and WOOLITE(R). The renewal continues the provision of technology and services in the U.S and U.K., while additional countries, markets and brands currently continue to be under negotiation. Due to the lower scope of work and savings through automation, the fixed fees associated with the contract renewal are approximately one-half of the fixed fees associated with the expiring contract; however, these fees may increase with the addition of new countries, brands and services currently under negotiation. This contract renewal marks the continuation of the licensing of our specialized interactive database marketing technology platform for the Consumer Packaged Goods industry and a market-demand range of professional services in the areas of strategic consulting and analytics from E-centives for Reckitt Benckiser across two continents for a third consecutive year. The new contract commences during the fourth quarter of 2003.

     o Implemented additional contract work with Reckitt Benckiser to add 4 new product web sites for the US, U.K., Spain and other European countries. o Successfully implemented and launched a pilot program for an online coupon distribution agreement with a major US media company that included coupons from approximately 40 major consumer packaged goods brands

     o Implemented and launched new technology licensing and e-marketing service programs for Georgia-Pacific Corporation, Nestle, and Gerber Products Company. Initiated several new contract negotiations for technology licensing and e-marketing services agreements with new consumer packaged goods (CPG) companies.

     o Introduced a series of new online coupon fraud deterrence and security solutions including the SecureMatrixTM coupon signature system, DynaMarkTM personalized watermark imprinting, TeleValidateTM telephone voice application verification system, and IdentiCheckTM real-time verification of consumer information. These new technology advances provide detection of coupon alteration at the retail store, while meeting the retailers' objectives of ensuring consumer satisfaction. They also enhance the ability to successfully prosecute duplication or alteration fraud after the point of sale. Details of all new product features referenced above can be found in the company's previously
          issued  press   release   dated  October  7,  2003.

     o The company's ConsumerREVIEW.com business unit generated a 26% revenue improvement on a quarter-over-quarter (Q3 '03 vs. Q3 '02) basis, and a 55% revenue improvement for the first nine months of '03 compared to the first nine months of '02, as a result of continued e-commerce and advertisement successes. (The Q3 and first nine months '02 revenues of ConsumerREVIEW.com were derived from information previously provided by ConsumerREVIEW.com, Inc., prior to the acquisition by E-centives in December 2002.) The ConsumerREVIEW division has continued to build momentum as evidenced by new agreements with several leading industry players, including Overture Services, Inc. Its network of sites currently average in excess of 30M page visits per month.

Revenues for Q3 2003 were $1.5M compared to $2.6M in Q3 2002 and $1.4M in Q2 2003. The Q3 2002 revenue included approximately $1.1M of prior period performance based revenue that was not recognized until the data supporting this revenue was validated and approved by E-centives' clients. Excluding the one-time revenue adjustment from last year's third quarter revenue results in the achievement of comparable revenue on a quarter-over-quarter basis. The company realized a net loss in Q3 2003 of $2.2M or $.05 per diluted share compared to a net loss of $.6M or $.02 per diluted share in Q3 2002, and a net loss of $2.5M or $.06 per diluted share in Q2 2003. The net loss result for the prior year's comparable quarter included a significant ($700K) one-time reversal of costs associated with the favorable settlement of prior period operating costs.

During the fourth quarter of 2003, the company will include a non-cash stock-based compensation charge resulting from the recent award and subsequent issuance of new stock options for all company associates. The stock option awards contain both fixed and variable components; the fixed component is expected to result in a fourth quarter charge of approximately $2.5M based on the company's current equity price, while the charge associated with the variable component is estimated to be in the range of $50K to $950K based on the company's current equity price and the successful completion of certain business initiatives.

The company reported a Q3 2003 adjusted EBITDA (1) loss of $1.2M compared to a positive adjusted EBITDA of $.2M in Q3 2002, and an adjusted EBITDA loss of $1.6M in Q2 2003. As referenced above, the achievement of positive EBITDA in Q3 2002 is attributable to a combination of a) the recognition of $1.1M in performance based revenue and b) a $700K reversal of costs associated with the favorable settlement of prior period ('02) operating costs. Additionally, the company's Q3 2003 adjusted EBITDA loss performance represents a strong improvement when compared to the adjusted EBITDA loss generated during Q2 2003.

Revenues for the first nine months of 2003 were $4.5M compared to $5.9M for the first nine months of 2002. During this period, the company realized a net loss of $7.5M or $.19 per diluted share compared to a net loss of $14.3M or $.38 per diluted share for the first nine months of 2002. The company reported an adjusted EBITDA loss of $4.8M compared to $8.3M for the comparable period. Refer to the comments noted above for explanations supporting one-time revenue recognition and expense reversal matters.

     (1) Adjusted EBITDA represents net loss excluding interest expense, interest income, income taxes, depreciation and amortization, stock-based compensation, and restructuring and impairment charges. Refer to the attached financial exhibits for the reconciliation between net loss and adjusted EBITDA.

Shares used to compute diluted net loss per common share are based on the weighted average number of common shares outstanding at the end of the referenced periods, which periods include approximately 20M additional common shares associated with the company's fourth quarter 2001 rights offering.

"We're delighted with the renewal of our contract with Reckitt Benckiser for a third consecutive year, in addition of our new consumer packaged goods clients, our pipeline of prospective clients, and the improved revenue performance of our Consumer Review business unit," commented Kamran Amjadi, E-centives, Inc.'s Chairman and Chief Executive Officer. "We maintain our focus on delivering best-in-class products and solutions to the market with strong patent protection on key elements of our technologies and with a clear focus on generating positive ROI for our customers."

"We strive to improve the company's bottom line performance each quarter through enhanced processes and other cost reduction initiatives," added David Samuels, E-centives, Inc.'s Chief Financial Officer.

The Company will hold a live telephone conference call and audio Webcast at 6:00PM Zurich Time (12:00PM Eastern Time) today to review earnings results. The Webcast can be accessed by visiting www.e-centives.com/corp/investor. As an alternative, participants can dial 1.706.634.0104 (International callers) or toll free 1.800.309.8407 (US callers) to hear the live audio portion of the presentation. After dialing in, please wait for the conference coordinator and reference the password "E-centives." The telephone conference will be available for replay until November 21, 2003 by dialing 1-800-642-1687 (US callers) or 1-706-645-9291 (International callers).

ABOUT E-CENTIVES, INC.
E-centives, Inc. is a leading provider of online direct marketing technologies and services that enable companies to acquire and retain consumers and promote more profitable relationships with them. Clients include global businesses from the consumer packaged goods, retail and media industries. Headquartered in Bethesda, MD, just outside Washington, D.C., and with west coast offices in the San Francisco Bay Area, E-centives, Inc. is traded on the SWX Swiss Exchange under the symbol "ECEN".

UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, E-CENTIVES CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS OR PROJECTIONS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SPECIFICALLY, E-CENTIVES FORECASTS OF REVENUE GROWTH, CUSTOMER GROWTH AND EBITDA ARE FORWARD LOOKING IN NATURE, AND COULD DIFFER MATERIALLY FROM CURRENT EXPECTATIONS. E-CENTIVES' FUTURE RESULTS MAY BE IMPACTED BY FACTORS SUCH AS TECHNOLOGICAL CHANGES, MARKET ACCEPTANCE OF THE COMPANY'S SERVICES, E-CENTIVES ABILITY TO GROW ITS CUSTOMER BASE, AND COMPETITIVE MARKET PRESSURES, AMONG OTHER THINGS. E-CENTIVES' FUTURE RESULTS ALSO MAY BE IMPACTED BY OTHER RISK FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S REGISTRATION STATEMENTS AND FORMS 10-K AND 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD-LOOKING STATEMENTS, E-CENTIVES UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.

# # #


CONTACT:
David Samuels (investor queries)               Norma R. Casabona (media queries)
E-centives, Inc.                               DEF PR
1.240.333.6254                                 1.201.226-9500
dsamuels@e-centives.com                        norma@defpr.com






(FINANCIAL TABLES FOLLOW)

                                E-CENTIVES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                    SEPTEMBER 30, 2003       DECEMBER 31, 2002
                                                                   ---------------------    ---------------------
                                                                       (unaudited)
                              ASSETS

Current assets:
  Cash and cash equivalents
                                                                   $                         $
                                                                   308,157                  2,317,354
  Accounts receivable, net of allowance for doubtful
     accounts of $55,072 and $75,108 at September 30, 2003
     and December 31, 2002, respectively
                                                                   588,236                  2,973,129
  Other receivables
                                                                   3,639                    140,169
  Prepaid expenses
                                                                   111,447                  297,888
  Restricted cash
                                                                   16,184                   635,049
  Other
                                                                   -                        16,203
                                                                   ---------------------    ---------------------
          Total current assets
                                                                   1,027,663                6,379,792
Property and equipment, net
                                                                   1,129,263                2,281,155
Other intangible assets, net
                                                                   2,540,212                3,185,213
Restricted cash
                                                                   110,000                  110,000
Deferred financing fee
                                                                   600,000                  720,000
Other assets
                                                                   -                        14,790
                                                                   ---------------------    ---------------------
          Total assets                                              $5,407,138               $12,690,950
                                                                   =====================    =====================


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                                $1,598,153               $1,957,590

  Accrued expenses                                                 1,072,982                1,254,773

  Accrued restructuring costs                                         77,276                  717,079

  Deferred revenue                                                   249,082                1,095,613

  Current portion of capital leases                                  252,037                  224,914

  Other liabilities                                                  166,523                   90,552
                                                               ---------------------    ---------------------
          Total current liabilities                                3,416,053                5,340,521

Capital leases, net of current portion                               149,585                  245,614

Long-term debt                                                     1,950,000                      -

Other long-term liabilities                                           55,712                      -
                                                               ---------------------    ---------------------
          Total liabilities                                        5,571,350                5,586,135
                                                                --------------------    ---------------------
Commitments and contingencies
Stockholders' equity (deficit):
    Series A convertible preferred stock (voting), $.01 par value,
    9,600,000 shares of preferred stock authorized, 1,784,000
    and 2,000,000 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively.
                                                                      17,840                   20,000

  Series B convertible preferred stock (voting),  $.01 par value,
    400,000 shares of preferred stock authorized, issued,
    and outstanding at September 30, 2003 and December 31, 2002.
                                                                       4,000                    4,000

  Common stock, $.01 par value,  120,000,000  shares  authorized
     39,509,284 and 37,349,284 shares issued and outstanding at
     September 30, 2003 and December 31, 2002, respectively.
                                                                     395,093                  373,493

  Additional paid-in capital
                                                                 123,652,012              123,452,566

  Accumulated other comprehensive gain
                                                                       3,386                    3,386

  Accumulated deficit
                                                                (124,236,543)            (116,748,630)
                                                             ---------------------    ---------------------

          Total stockholders' equity (deficit)
                                                                    (164,212)               7,104,815
                                                             ---------------------    ---------------------

          Total liabilities and stockholders' equity  (deficit)   $5,407,138              $12,690,950
                                                             =====================    =====================



                                E-CENTIVES, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                   SEPTEMBER 30,              SEPTEMBER 30,
                                 2003         2002          2003         2002
                           -------------------------- --------------------------
                                    (unaudited)                 (unaudited)

Revenue                     $ 1,457,411  $ 2,645,321  $ 4,459,803   $ 5,908,177
Operating expenses:
 Cost of revenue                692,454     (242,207)   2,234,485     3,752,489
 Product development,
  exclusive of stock-based
  compensation                  582,046      774,684    2,067,244     3,298,389
 General and administrative,
  exclusive of stock-based
  compensation                 1,582,066   2,067,622    5,359,989     8,775,240
 Sales and marketing,
  exclusive of stock-based
  compensation                   504,766     735,393    1,830,118     3,158,893
 Network partner fees                  -          57            -         2,271
 Restructuring and
  impairment charges                   -   (163,023)            -     1,146,726
 Stock-based compensation:
  Product development             12,649      16,747       36,625        57,124
  General and administrative      49,952      30,904       80,762        80,375
  Sales and marketing             31,532      42,022      101,500       153,567
                             ----------------------- ---------------------------
   Loss from operations       (1,998,054)   (616,878)  (7,250,920)  (14,516,897)
Interest expense                (154,514)     (8,299)    (246,936)      (27,841)
Interest income                    1,244      31,352        9,943       278,171
                             ----------------------- ---------------------------
   Loss before income taxes   (2,151,324)   (593,825)  (7,487,913)  (14,266,567)
Income taxes                           -     (14,527)           -       (33,587)
                             ----------------------- ---------------------------
Net loss applicable to
 common stockholders        $ (2,151,324) $ (608,352) $(7,487,913) $(14,300,154)
                            ========================= ==========================

Basic and diluted net loss
 per common share                 ($0.05)     ($0.02)      ($0.19)       ($0.38)
Shares used to compute basic
 and diluted net loss per
 common share                 39,450,534  37,349,284   38,743,478    37,349,276

--------------------------------------------------------------------------------
EBITDA calculated as
follows:                    $ (1,234,380) $  185,010  $(4,751,975)  $(8,324,968)
                            ====================================================
Net loss excluding:           (2,151,324)   (608,352)  (7,487,913)  (14,300,154)
      interest expense and
           interest income       153,270     (23,053)     236,993      (250,330)
               other income            -           -            -             -
                income tax             -      14,527            -        33,587
          depreciation and
             amortization        669,541     875,238    2,280,058      4,495,907
          foreign exchange
              (gain)/loss              -           -            -        258,230
  stock-based compensation        94,133      89,673      218,887        291,066
         restructuring and
       impairment charges              -    (163,023)           -      1,146,726

(1) Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. E-centives uses adjusted EBITDA as a financial metric to measure the financial performance of the business excluding the impact of non-cash expenses and restructuring charges given the significant restructuring initiatives that have taken place during the past two years. For this reason, E-centives believes adjusted EBITDA will also be useful to others, including its stockholders, as a valuable financial metric.

E-centives believes that adjusted EBITDA is a performance measure and not a liquidity measure, and a reconciliation between net loss and adjusted EBITDA is provided in the financial results. Adjusted EBITDA should not be considered as an alternative to operating or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally excepted in the United States of America, or as a measure of liquidity.

                                E-CENTIVES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                 NINE MONTHS ENDED
                                                   SEPTEMBER 30,
                                              2003              2002
                                          -------------------------------
                                                    (unaudited)
Cash flows from operating activities:
 Net loss                                 $(7,487,913)     $(14,300,154)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
    Depreciation and amortization           2,280,058         4,495,907
    Amortization of deferred
     financing fee                            120,000                 -
    Stock-based compensation                  218,887           291,066
    Provision for doubtful accounts            34,097            35,263
    Restructuring charge                            -          (951,104)
    Foreign currency loss on
     notes receivable                               -           258,230
    (Increase) decrease in:
      Accounts receivable                   2,350,796           723,420
      Prepaid expenses and
       other current assets                   202,644           (34,909)
      Other receivable                        136,530           597,068
     Increase (decrease) in:
      Accounts payable                       (334,604)         (323,175)
      Deferred revenue                       (846,531)       (2,253,560)
      Accrued expenses and
       other liabilities                   (1,005,912)       (2,384,933)
                                          ------------------------------
     Net cash used in operating
      activities                           (4,331,948)      (13,846,881)
                                          ------------------------------
Cash flows from investing activities:
 Decrease in restricted cash                  618,865         1,007,282
 Acquisition of property and
  equipment                                   (17,071)         (314,170)
 Decrease (increase) in security
  deposits                                     14,790            79,232
 Refund of purchase of  property
  and equipment                                25,050                 -
 Purchase of intangible asset                 (55,057)                -
 Acquisition of BrightStreet.com                    -           (34,254)
                                          -------------------------------
  Net cash provided by
   investing activities                       586,577           738,090
                                          ------------------------------
Cash flows from financing activities:
 Payments on obligations under
  capital lease                              (213,826)         (154,733)
 Proceeds from issuance of debt             1,950,000                 -
 Net proceeds from rights offering                  -           (27,855)
 Proceeds from notes receivable                     -        10,318,953
 Exercise of stock options                          -               105
                                         -------------------------------
  Net cash provided by
   financing activities                     1,736,174        10,136,470
                                         -------------------------------
  Net decrease in cash and
   cash equivalents                        (2,009,197)       (2,972,321)
Cash and cash equivalents,
 beginning of period                        2,317,354         8,902,259
                                         -------------------------------
Cash and cash equivalents, end of
 period                                       308,157         5,929,938
                                         ===============================
Supplemental disclosure of cash
 flow information:                       -------------------------------

 Cash paid for interest                  $     26,653     $      27,840
                                         ===============================

Supplemental disclosure of non-cash investing and financing activities:

During January 2003, the Company entered into a capital lease for  approximately
     $24,000 for telephone related equipment.

During  September   2003,   the  Company   entered  into  a  capital  lease  for
     approximately $114,000 for hardware.

From March 2003 through July 2003, 216,000 shares of the Company's series A convertible preferred stock was converted into 2,160,000 shares of the Company's common stock.

As of September 30, 2003, $316,000 of purchased intangibles is included in accrued expenses